EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

dELiA*s Inc.

New York, New York

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Form S-3 of our report dated April 12, 2012, relating to the consolidated financial statements, and schedule of dELiA*s, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 28, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

August 21, 2012